UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2002

HYPERCOM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13521 (Commission File Number)	86-0828608 (IRS Employer Identification No.)

2851 West Kathleen Road, Phoenix, Arizona (Address of Principal Executive Offices)	85053 (Zip code)

Registrant’s telephone number, including area code   (602) 504-5000

Not Applicable.

(Former Name or Former Address, if changed since last report.)

Item 5. Other Events.

         On February 13, 2002, Hypercom Corporation entered into an amendment to its principal credit facility.

         A complete copy of the amendment is attached hereto as Exhibit 10.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

Exhibit Number	Description

10.1	Amendment No. Three dated February 13, 2002, to Loan and Security Agreement dated July 31, 2001, by and among Hypercom Corporation, certain of its subsidiaries and Foothill Capital Corporation.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERCOM CORPORATION

Date: February 19, 2002	/s/ Jonathon E. Killmer Jonathon E. Killmer Executive Vice President, Chief Financial Officer, Chief Operating Officer and Chief Administrative Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment No. Three dated February 13, 2002, to Loan and Security Agreement dated July 31, 2001, by and among Hypercom Corporation, certain of its subsidiaries and Foothill Capital Corporation.